Exhibit T3A-37.1

SAINT LUCIA
CERTIFICATE OF INCORPORATION

International Business Companies Act, 1999 : Section 6

TWT Guyana Ltd. **No. 2002-00386**

Name of Company/Number of Company

I, hereby certify that the above named International Business Company was incorporated on 03 December, 2002.

....

Registrar
International Business Companies

SAINT LUCIA

CERTIFICATE OF AMENDMENT

(International Business Companies Act, 1999: section 10 (5))

Digicel Guyana Ltd. **No. 2002-00386**

Name of Company/Number of Company

This is to certify that the above named international business company has changed its name from **TWT Guyana Ltd.**

Dated this 10 November 2006.

Registrar
International Business Companies

Issued November 10, 2006